EXHIBIT 32.2

SECTION 906 CERTIFICATION

I, James L. Koenig, Chief Financial Officer of Eye Care International, Inc., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section  906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB for the quarter ended June 30, 2003 (the "Report") which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of Eye Care International, Inc..

Dated: February 1, 2004

/s/ James L. Koenig James L. Koenig Chief Financial Officer